SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                           FORM 8-K



                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

              Date of Report:  February 16, 1995



                    NPC INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)



                            Kansas
                   (State of incorporation)


        0-13007                           48-0817298
      (Commission                        (IRS Employer
      File Number)                       Identification No.)



720 W. 20th Street, Pittsburg, Kansas        66762
(Address of principal executive office)      (Zip Code)


        Registrant's telephone number:  (316-231-3390)



Item 5.     Other events

     On January 25, 1995, the company announced that it would take a charge of up to $35,000,000 before taxes in its fourth quarter to reserve for costs associated with the closure of approximately 95 Skipper's locations.

     On February 3, 1995, the company announced that James
K. Schwartz has been promoted to President and Chief
Operating Officer following the resignation of Mitch Boyd, formerly the President and Chief Executive Officer. Mr.
Gene Bicknell has reassumed the position of Chief Executive
Officer.

     Additionally, Mr. Frank Brown, formerly President of
Skipper's Operations, has resigned as part of Skipper's restructuring effort and has been replaced by Mr. Jerry
Brunotts, who helped integrate the Company's Tony Roma acquisition in 1993. Mr. Troy Cook has been appointed Vice
President, Finance and Chief Financial Officer of NPC
International, Inc.

The following exhibits are attached:

     Exhibit 1 - Press release from January 27, 1995

     Exhibit 2 - Press release from February 3, 1995




                          SIGNATURES

            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NPC INTERNATIONAL, INC.



Date:  February 16, 1995      By: Troy Cook
                              Vice President and
                              Chief Financial Officer